BankAmerica Corporation
      Charlotte, NC 28255
      Tel 704 386-5000

      BankAmerica Corporation
      Pricing Supplement No. 0213 Dated          Rule 424(b)(2)
      February 4, 1999 (To Prospectus dated      File number: 333-51367
      May 21, 1998 and Prospectus
      Supplement dated November 16, 1998)

      Senior Medium-Term Notes, Series H
      Due Nine Months or More From Date of Issue


      Principal Amount:                        $ 550,000,000.00
      Issue Price:                100.00000%   $ 550,000,000.00
      Commission or Discount:       0.02000%   $     110,000.00
      Proceeds to Corporation:     99.98000%   $ 549,890,000.00

      Agent:                   NationsBanc Montgomery Securities LLC

      Co-Agents:               Chase Securities Inc., and Warburg Dillon Read

      Original Issue Date:     February 09, 1999

      Stated Maturity Date:    February 11, 2002

      Cusip #:                 06606N-AD-6

      Form:                    Book entry only

      Interest Rate:           Floating

      Base Rate:               LIBOR Telerate Page 3750

      Index maturity:          90 Days

      Spread:                  + 15.0 bps

      Initial Interest Rate:   5.1325%

      Interest Reset Period:   Quarterly, commencing on May 11, 1999

      Interest Reset Dates:    11th of February, May, August and November

      Interest Determination
        Date:                  Two London Banking Days preceding the
                               Reset Date

      Interest Payment Dates:  11th of February, May, August and November,
                               commencing on May 11, 1999

      May the Notes be redeemed by the company prior
      to maturity?                                               No

      May the notes be repaid prior to maturity at the option
      of the holder?                                             No

      Discount Note?                                             No